Exhibit 10.2
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DE TOMASO INDUSTRIES, INC.
  P.O. BOX 856, RED BANK, NEW JERSEY 07701 - TEL: (201) 842-7200 - OFFICE:
  107 MONMOUTH STREET


20th July 1995

Pirunico Trustees (Jersey) Limited
44 Esplanade,
St. Helier,
Jersey,
JE2 3QB

Dear Sirs,

This letter confirms as follows:

1. This company entered into an agreement by letter dated 10th April 1995 with Sig. Alejandro De Tomaso whereby he agreed to sell some or all of his holding of common and preferred stock of the company at such dates and for such consideration as are defined therein.

2. This company confirms that Pirunico Trustee (Jersey) Limited is now beneficially interested in that common and preferred stock which is the subject of the agreement of 10th April 1995, as follows:

          As Trustees of the Woodborne Trust
          228,349 shares of common stock and 475,425 shares of preferred stock being the consideration agreed to the properties and cash described in items 1) through 4) of the agreement of 10th April 1995.

          As Trustee of the Tail Trust
          251,955 shares of common stock and 524,575 shares of preferred stock being the remaining shares subject to conditions 1 through 4 of the agreement of 10th April 1995.

3. This company confirms that the Finprogetti transaction was concluded this week in Milan and this company will transfer today the following assets to Pirunico Trustees (Jersey) Limited, their nominees or assigns in exchange for the stock held for the Woodbourne Trust:

   a. 239,760 quotas (par value lire 1,000) of Hotel Roma Srl being the equity interest of American Finance Spa in Hotel Roma Srl.

   b. 13,051 shares (par value lire 1000) of Immobiliare Canalgrande spa being the equity interest of GBM spa in Immobiliare
          Canalgrande spa.

   c.     A new company owning the following assets and liabilities:



























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          Assets - all rights, title and interest of OAM spa in and to those Maserati Motor vehicles and engines referred to as the Maserati Museum and 100,000,000 lire in cash

          Liabilities - the costs related to the incorporation of the new company and those outstanding in respect of the Maserati Museum.

   d.     Lire 4,900,000,000 in cash.

          The assets listed in a. to c. above were the subject of a valuation of KPMG on or about 14th December 1994 and the company warrants that there has been no material change in the state of affairs of Hotel Roma srl and Immobiliare Canalgrande spa, or of the condition of the Maserati Museum, since that date and Pirunico Trustees (Jersey) Limited accept that, except to the extent of this warranty, the transfer of these assets in their existing state, together with the cash payment, represents full and final settlement of the company's obligations under the second paragraph of the agreement of 10th April 1995.

4. This company will hold 251,955 shares of common stock and 524,575 shares of preferred stock (or together 776,530 shares of common stock), the stock beneficially owned by Pirunico Trustees (Jersey) Limited as trustees of the Tail Trust, in the name and for the benefit of Pirunico Trustees (Jersey) Limited, subject to the following conditions:

   1) We will register stock for sale, at our expense and when you request us to do so, subject to the Securities Act 1983, as amended, utilising a registration statement for such purpose which shall remain effective until 30th June 1998 or until such earlier date as all of the shares shall have been sold by you.

   2) We may purchase any or all of such shares at such time or times prior to 30th June 1998 on giving twenty days written notice to you of our intention to purchase all or a part of your holding at the agreed price of $11.27 US Dollars per share subject only to your rights to, within 15 days of our giving notice, choose to take delivery of such shares yourselves.

   3) We will buy the balance of your holding on 30th June 1998 at the agreed price of 11.27 US Dollars per share.

5. This company will underwrite its obligations under 4. above by means of a bank guarantee to be issued in the form of the draft attached to this letter. This guarantee will initially be for an amount of Lire 15,000,000,000 but the company hereby acknowledges and accepts that it is obligated to purchase the stock in US Dollars and hereby undertakes to maintain the value of the guarantee at no less than the lire equivalent of the sum of US Dollars required at any time to purchase such number of shares as are described in clause 4., or as such number may have been reduced by our purchase of part of such shares or your withdrawal of shares from the provisions of the April 10th 1995 agreement as provided therein, at the price of 11.27 US Dollars per share.























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6. In the case of any dispute the terms and conditions of the agreement of
   10th April 1995 shall prevail.

Please indicate your agreement herewith by signing and returning the enclosed copy of this letter.

Yours faithfully,

for and on behalf of
DE TOMASO INDUSTRIES, INC.


Howard E. Chase
Vice President                           /S/ PETER R. LEWIN
                                        -----------------------------------
                                        Peter R. Lewin, Director for and on
                                        behalf of Pirunico Trustees
                                        (Jersey) Limited





























































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